WAIVER

This Waiver (“Waiver”) dated as of January 9, 2018 is entered into by and between The Greater Cannabis Company, Inc., a Florida corporation (the “Company”) Emet Capital Partners LLC (the “Holder”).

WHEREAS, the Company and Holder entered into a Securities Purchase Agreement in June 2017 (the “June SPA”) pursuant to which the Company issued to the Holder, a note convertible in shares of the Company’s common stock (the “June Note”) and warrants to purchase shares of the Company’s common stock (the “June Warrants”) and entered in to a Registration Rights Agreement (the “RRA”);

WHEREAS, the Company and Holder entered into an additional Securities Purchase Agreement in September 2017 (the “September SPA” and together with the June SPA the “SPAs”) pursuant to which the Company issued to the Holder, a note convertible in shares of the Company’s common stock (the “September Note” and together with the June Note the “Notes) and warrants to purchase shares of the Company’s common stock (the “September Warrants” and together with the June Warrants the “Warrants);

WHEREAS, pursuant to the RRA, the Company was to have shares of its commons stock registered with the Securities and Exchange Commission for resale by the Holder and have its common stock traded on an Eligible Market;

WHEREAS, pursuant to the June SPA and June Note, the Company was to have a Going Public Event;

WHEREAS, the failure to timely have a Going Public Event is an Event of Default under the Notes.

NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Holder hereby agree as follows:

1. The Company shall issue to the Holder a Note in the principal amount of $20,000 in the form annexed hereto as Exhibit A (the “Waiver Note”).

2. Upon the Company issuing the Waiver Note, the Holder shall waive the Event of Default solely as related to the failure to timely have the Going Public Event.

3. The Company undertakes to have a Going Public Event no later than February 28, 2018.

4. Except as specifically set forth herein, the Transaction Documents, as defined in the SPAs, shall remain in full force and effect.

5. This Waiver may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Waiver may be executed and delivered by facsimile or PDF signature.

6. This Waiver shall be governed in accordance with the terms of the SPAs.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Waiver as of the date first written above.

COMPANY

between The Greater Cannabis Company, Inc.

/s/ Wayne Anderson
Name:	Wayne Anderson
Title:	President

HOLDER

Emet Capital Partners LLC

/s/ Gabriel Berkowitz
Name:	Gabriel Berkowitz
Title:	Manager

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